Number Shares
 BOASHINN CORPORATION
INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

COMMON VOTING STOCK                                                   Cusip                                                         COMMON VOTING STOCK
PAR VALUE: $0.001                                                                                                                         FULLY PAID AND NON-ASSESSABLE

THIS CERTIFIES THAT  SPECIMEN CERTIFICATE

IS THE REGISTERED HOLDER OF
SHARES OF THE COMMON STOCK OF BOASHINN CORPORATION, a Nevada Corporation, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of the Certificate properly endorsed. Witness the facsimile Seal of the Corporation and the facsimile Signatures of its duly authorized officers.

 Not Valid Unless
Initialed by Transfer Agent
By:  Authorized Initial

MADISON STOCK TRANSFER INC.
PO BOX 145
BROOKLYN, NY 11229

Ricky Chiu                           Boashinn Corporation                        Ricky Chiu
President & CEO                                                                                                                      Corporate Seal                                                                                                                                     Secretary
NEVADA